Exhibit 99.1

PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	745 Fifth Avenue, 19th Floor		Chief Financial Officer
	New York, NY 10151		646-429-1818
ddoft@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2011

FOURTH QUARTER HIGHLIGHTS:

•	Revenue increased to $254.3 million versus $211.0 million in Q4 2010, an increase of 20.5%
•	Organic revenue increased 6.7% for Q4 2011
•	EBITDA decreased to $25.5 million, primarily due to $13.5 million of growth investment spending, versus $38.3 million in Q4 2010, a decrease of 33.5%,
•	Total Free Cash Flow including working capital increased to $54.7 million versus $31.2 million in Q4 2010, an increase of 75.5%

FULL YEAR 2011 HIGHLIGHTS:

•	Revenue increased to $943.3 million versus $689.1 million in 2010, an increase of 36.9%
•	Organic revenue increased 17.0% for 2011
•	EBITDA increased to $90.7 million versus $88.4 million in 2010, an increase of 2.6% and impacted by $35 million of growth investment spending
•	Total Free Cash Flow including working capital of $54.3 million decreased 29.9% from $77.4 million in 2010

BUSINESS GROWTH HIGHLIGHTS:

•	Net new business wins of $29 million for Q4 2011 brings the year to date total to $104 million
•	Invested approximately $35 million in international expansion, build out of production facilities, transformative talent, digital technology and other growth initiatives in 2012

NEW YORK, NY (February 27, 2012) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and twelve months ended December 31, 2011.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “2011 was another solid year of growth for MDC Partners. Our financial performance - 37% revenue growth, organic revenue growth of 17%, and 3% EBITDA growth – as well as meaningful market share gains are proof that our partner companies continue to execute very well and are delivering results on behalf of their clients. In the fourth quarter, we invested significantly in our business, which along with the previous investments and acquisitions we made over the last 18 months, enabled us to create a $1 billion platform with significant infrastructure built for growth, brilliant talent across our partner companies, a global perspective, and marketing solutions that are social, analytically based, and insight driven.  We are confident that our investments will pay off and that we will deliver market leading organic revenue results and a meaningful improvement in margins and profitability in 2012 and beyond.”

Guidance for 2012 is as follows:

Implied
	2012	Year over Year
	Guidance	Change
Revenue	$1,000 - $1,025 million	+6.0% to +8.7%
EBITDA	$102 - $107 million	+12.4% to +18.0%
Free Cash Flow	$28 - $33 million	+20.6% to +42.2%
+ Change in Working Capital and Other	+$25 million
Total Free Cash Flow	$53 - $58 million	-2.3% to +6.9%

Consolidated revenue for the fourth quarter of 2011 was $254.3 million, an increase of 20.5% compared to $211.0 million in the fourth quarter of 2010. EBITDA (as defined) for the fourth quarter of 2011 was $25.5 million compared to $38.3 million in the fourth quarter of 2010. Loss attributable to MDC Partners in the fourth quarter was ($57.7) million compared to income of $11.5 million in the fourth quarter of 2010. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the fourth quarter of 2011 was ($1.95) compared with income of $0.39 per share in the same period of 2010. Free cash flow from operations (as defined) was $8.6 million in the fourth quarter of 2011, compared with $20.9 million in the fourth quarter of 2010.

For the twelve months ended December 31, 2011 consolidated revenue was $943.3 million, an increase of 36.9% compared to $689.1 million in the same period of 2010. EBITDA (as defined) for 2011 was $90.7 million, an increase of 2.6% compared to $88.4 million in 2010. Net loss attributable to MDC Partners for the full year 2011 was a loss of ($84.7) million compared to a loss of ($15.4) million in 2010. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the twelve months ended December 31, 2011 was a loss of ($2.86) compared with a loss of ($0.41) per share in the same period of 2010. Total free cash flow (including changes in working capital) decreased 29.9% to $54.3 million for the full year 2011 from $77.4 million in the same period last year.

“2011 was our best year ever in terms of net new business and we expect to continue to gain market share in the coming year as our pipeline remains robust,” said David Doft, Chief Financial Officer. “While our business is growing at a healthy pace, we are being diligent in our analysis of investments and are implementing a leaner operating structure across our network, aimed at expanding margins.  In addition, we remain focused on improving our balance sheet as we look to decrease our leverage and minimize our cost of capital.  Our work in these areas, in addition to our expanding client base, is paving a clear path to our long-term expectations of 5% to 7% organic revenue growth with margin expansion targeted to reach at least 15% over the next few years.”

Conference Call

Management will host a conference call on Monday, February 27, 2012 at 4:30 p.m. (EST) to discuss results. The conference call will be accessible by dialing 1-412-317-6760 or toll free 1-866-524-3160. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Tuesday, March 13, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10009786) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is a Business Transformation Organization that utilizes technology, marketing communications, data analytics and insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, and the Caribbean.

MDC’s durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and twelve months ended December 31, 2011 and 2010; and (2) presenting Total Free Cash Flow, Free Cash Flow and Free Cash Flow per Share (as defined) for the three and twelve months ended December 31, 2011 and 2010. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;
•	the Company’s ability to attract new clients and retain existing clients;
•	the spending patterns and financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Revenue	$254,338	$211,008	$943,274	$689,146

Operating Expenses:
Cost of services sold	181,511	140,690	674,460	473,371
Office and general expenses	66,855	36,899	219,271	151,296
Depreciation and amortization	10,584	11,197	40,236	34,164
	258,950	188,786	933,967	658,831

Operating profit (loss)	(4,612)	22,222	9,307	30,315

Other Income (Expenses):
Other income (expense), net	788	873	(1,561)	450
Interest expense	(10,892)	(9,147)	(41,922)	(33,487)
Interest income	33	89	139	274

(Loss) Income from continuing operations before income taxes and equity in affiliates	(14,683)	14,037	(34,037)	(2,448)

Income tax expense (recovery)	40,831	(1,373)	41,735	(165)

(Loss) Income from continuing operations before equity in affiliates	(55,514)	15,410	(75,772)	(2,283)
Equity in earnings (loss) of non-consolidated affiliates	(1)	2,505	213	866

(Loss) Income from continuing operations	(55,515)	17,915	(75,559)	(1,417)
Loss from discontinued operations, net of taxes	(561)	(875)	(1,361)	(3,949)
Net Income (Loss)	(56,076)	17,040	(76,920)	(5,366)
Net income attributable to the noncontrolling interests	(1,666)	(5,571)	(7,754)	(10,074)
Net Income (Loss) attributable to MDC Partners Inc.	$(57,742)	$11,469	$(84,674)	$(15,440)

Loss Per Common Share:
Basic:
Loss (Income) from continuing operations attributable to MDC Partners Inc. common shareholders	$(1.95)	$0.43	$(2.86)	$(0.41)
Discontinued operations attributable to MDC Partners Inc. common shareholders	$(0.02)	$(0.03)	$(0.05)	$(0.14)
Loss (Income) attributable to MDC Partners Inc. common shareholders	$(1.97)	$0.40	$(2.91)	$(0.55)

Loss Per Common Share:
Diluted:
Loss (Income) from continuing operations attributable to MDC Partners Inc. common shareholders	$(1.95)	$0.39	$(2.86)	$(0.41)
Discontinued operations	$(0.02)	$(0.03)	$(0.05)	$(0.14)
Net Loss (Income) attributable to MDC Partners Inc. common shareholders	$(1.97)	$0.36	$(2.91)	$(0.55)

Weighted Average Number of Common Shares:
Basic	29,258,049	28,707,220	29,120,373	28,161,144
Diluted	29,258,049	31,898,887	29,120,373	28,161,144

SCHEDULE 2

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$165,499	$88,839	-	$254,338

Operating income (loss) as reported	$(8,825)	$13,427	$(9,214)	$(4,612)
margin	-5.3%	15.1%		-1.8%

Add:
Depreciation and amortization	6,037	4,167	380	10,584
Stock-based compensation	1,253	1,104	3,480	5,837
Acquisition deal costs	660	190	531	1,381
Deferred acquisition consideration adjustments to P&L	19,990	(8,233)	-	11,757
Profit distributions from affiliates	-	-	517	517

EBITDA *	$19,115	$10,655	$(4,306)	$25,464
margin	11.5%	12.0%		10.0%

 * EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$130,219	$80,789	-	$211,008

Operating income (loss) as reported	$15,570	$11,188	$(4,536)	22,222
margin	12.0%	13.8%		10.5%

Add:
Depreciation and amortization	6,129	4,971	97	11,197
Stock-based compensation	2,075	744	384	3,203
Acquisition deal costs	703	657	181	1,541
Deferred acquisition consideration adjustments to P&L	427	(4,180)	-	(3,753)
Profit distributions from affiliates	-	-	3,908	3,908

EBITDA*	$24,904	$13,380	$34	$38,318
Margin	19.1%	16.6%		18.2%

 * EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$608,079	$335,195	-	$943,274

Operating income (loss) as reported	$21,344	$24,221	$(36,258)	$9,307
margin	3.5%	7.2%		1.0%

Add:
Depreciation and amortization	22,379	17,031	826	40,236
Stock-based compensation	5,149	3,695	14,813	23,657
Acquisition deal costs	1,111	825	1,883	3,819
Deferred acquisition consideration adjustments to P&L	23,418	(10,795)	-	12,623
Profit distributions from affiliates	-	-	1,065	1,065

EBITDA *	$73,401	$34,977	$(17,671)	$90,707
margin	12.1%	10.4%		9.6%

 * EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Twelve Months Ended December 31, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$438,941	$250,205	-	$689,146

Operating income (loss) as reported	$40,993	$11,981	$(22,659)	$30,315
margin	9.3%	4.8%		4.4%

Add:
Depreciation and amortization	17,917	15,879	368	34,164
Stock-based compensation	7,282	1,992	7,233	16,507
Acquisition deal costs	1,442	1,498	1,085	4,025
Deferred acquisition consideration adjustments to P&L	1,362	(2,140)	-	(778)
Profit distributions from affiliates	-	-	4,157	4,157

EBITDA*	$68,996	$29,210	$(9,816)	$88,390
margin	15.7%	11.7%		12.8%

 * EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

Schedule 4

MDC PARTNERS INC.

FREE CASH FLOW

(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
EBITDA	$25,464	$38,318	$90,707	$88,390
Net Income Attributable to Noncontrolling Interests	(1,666)	(5,571)	(7,754)	(10,074)
Capital Expenditures, net (1)	(4,968)	(4,190)	(21,136)	(11,134)
Cash Taxes	(76)	(353)	(240)	(1,128)
Cash Interest, net & Other	(10,179)	(7,352)	(38,367)	(29,307)

Free Cash Flow (2)	$8,575	$20,852	$23,210	$36,747

Changes in Working Capital	46,123	10,323	31,060	40,660
Total Free Cash Flow (2)	$54,698	$31,175	$54,270	$77,407

Diluted Common Shares Outstanding	29,258,049	31,898,887	29,120,373	28,161,144

Total Free Cash Flow per Share	$1.87	$0.98	$1.86	$2.75

(1) Capital Expenditures, net represents capital expenditures net of landlord reimbursements.

(2) Free Cash Flow and Total Free Cash Flow are non-GAAP measures. As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains. Total Free Cash Flow represents Free Cash Flow plus changes in working capital plus other changes in cash.

SCHEDULE 5

MDC PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	December 31,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$8,096	$10,949
Accounts receivable, net	238,592	195,306
Expenditures billable to clients	39,067	30,414
Other current assets	12,657	13,455
Total Current Assets	298,412	250,124

Fixed assets, net	47,737	41,053
Investment in affiliates	99	-
Goodwill	605,244	514,488
Other intangible assets, net	57,980	67,133
Deferred tax assets	15,380	21,603
Other assets	30,893	19,947
Total Assets	$1,055,745	$914,348

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$178,282	$131,074
Accrued and other liabilities	72,930	64,050
Advance billings	122,021	124,993
Current portion of long term debt	1,238	1,667
Current portion of deferred acquisition consideration	51,829	30,887
Total Current Liabilities	426,300	352,671

Long-term debt	383,936	284,549
Long-term portion of deferred acquisition consideration	85,394	77,104
Other liabilities	14,900	10,956
Deferred tax liabilities	50,724	19,642
Total Liabilities	961,254	744,922

Redeemable Noncontrolling Interests	107,432	77,560

Shareholders' Equity
Common shares	228,209	226,753
Shares to be issued	424	-
Charges in excess of capital	(45,102)	(16,809)
Accumulated deficit	(231,274)	(146,600)
Stock subscription receivable	(55)	(135)
Accumulated other comprehensive loss	(4,658)	(4,148)
MDC Partners Inc. Shareholders' Equity	(52,456)	59,061
Noncontrolling Interests	39,515	32,805
Total Equity	(12,941)	91,866

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,055,745	$914,348

SCHEDULE 6

MDC PARTNERS INC.

SUMMARY CASH FLOW DATA

(US$ in 000s)

	Twelve Months Ended December 31,
	2011	2010

Cash flows (used in) provided by continuing operating activities	$5,453	$39,505
Discontinued operations	(905)	(2,208)
Net cash provided by operating activities	4,548	37,297

Net cash used in continuing investing activities	(29,799)	(108,504)
Discontinued operations	(637)	(2,076)
Net cash used in investing activities	(30,436)	(110,580)

Net cash provided by continuing financing activities	23,299	32,728

Effect of exchange rate changes on cash and cash equivalents	(264)	(422)

Net decrease in cash and cash equivalents	$(2,853)	$(40,977)